Exhibit 24


Securities and Exchange Commission
Washington, D.C.  20549



                                      Re:  ALLTEL Corporation
                                           Commission File No. 1-4996-2
                                           1934 Act Filings on Form 10-K
                                           Authorized Representatives


Gentlemen:

          The above Company is the issuer of securities registered under
Section 12 of the Securities Exchange Act of 1934 (The "Act"). Each of the persons signing his name below confirms, as of the date appearing opposite his signature, that each of the "Authorized Representatives" named below is authorized on his behalf to sign and to submit to the Securities and Exchange Commission such filings on Form 10-K as are required by the Act. Each person so signing also confirms the authority of each of the Authorized Representatives to do and perform on his behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K requirements. The authority confirmed herein shall remain in effect as to each person signing his name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority. Each person signing his name below expressly revokes all authority heretofore given or executed by him with respect to such filings under the Act.



                         Authorized Representatives

                                 Max E. Bobbitt
                                Dennis J. Ferra



                                                            February 17, 1994


                                       /s/ Tom Orsini


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